                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       KREISLER MANUFACTURING CORPORATION
                (Name of Registrant as Specified In Its Charter)

                       KREISLER MANUFACTURING CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:

         --------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined

         --------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------------

(5)      Total fee paid:

         --------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:______________________________________________
(2)      Form, Schedule or Registration Statement No.:________________________
(3)      Filing  Party:_______________________________________________________
(4)      Date Filed: _________________________________________________________

                       KREISLER MANUFACTURING CORPORATION

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 25, 1997

                    ----------------------------------------


TO OUR STOCKHOLDERS:

         The annual meeting of stockholders of KREISLER MANUFACTURING CORPORATION (the "Company") will be held on Tuesday, November 25, 1997 at 1:30 P.M. (prevailing time), at the office of the Company, 5960 Central Avenue, Suite H, St. Petersburg, Florida 33707 for the following purposes:

         1. To elect directors, as described in the accompanying Proxy
Statement.

         2. To approve the 1997 Stock Option Plan, as more fully described in the accompanying Proxy Statement.

         3. To approve an amendment to the Company's Certificate of Incorporation in connection with a four-for-one split of the Company's Common Stock approved by the Board of Directors, as more fully described in the accompanying Proxy Statement.

         4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

         The Board of Directors has fixed October 17, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                            By order of the Board of Directors.


                                            EDWARD L. STERN, Secretary
October 22, 1997

                       KREISLER MANUFACTURING CORPORATION
                          5960 CENTRAL AVENUE, SUITE H
                          ST. PETERSBURG, FLORIDA 33707

                                 PROXY STATEMENT


         The enclosed proxy is solicited by and on behalf of Kreisler Manufacturing corporation (the "Company") for use at the annual meeting of stockholders to be held on Tuesday, November 25, 1997 at 1:30 p.m. (prevailing time) at the offices of the Company, 5960 Central Avenue, Suite H, St. Petersburg, Florida 33707, and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to stockholders is October 24, 1997.

         Sending in a signed proxy will not affect the stockholder's right to attend the annual meeting and vote in person since the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is exercised.

         The expense of the proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph, facsimile transmission or teletype by directors, officers or employees of the Company without additional compensation. The Company is required to pay the reasonable expenses incurred by record holders of the Company's Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual stockholder reports to any beneficial owners of the Company's Common Stock they hold of record, upon request of such recordholders.

         A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Company Common Stock for the election of all nominees for directorships, as described herein, for Proposal Two to approve the Company's 1997 Stock Option Plan, and for Proposal Three to amend the Company's Certificate of Incorporation.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the meeting; (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

         The Company had 485,512 shares of Common Stock outstanding at the close of business on October 17, 1997, the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering such matter. Each share of the Company's Common Stock outstanding is entitled to one vote on each matter which may be brought before the annual meeting.

                 BENEFICIAL OWNERSHIP AND PRINCIPAL STOCKHOLDERS

         The following table sets forth information as of October 17, 1997 with respect to (i) the persons known by the Company to be the beneficial owners of more than five percent of its Common Stock, (ii) each director and (iii) the Company's Common Stock beneficially owned by all directors and officers of the Company as a group:

           Name and Address                Amount Beneficially      Percent of
         Of Beneficial Owner                    Owned (1)             Class
         -------------------               -------------------      ----------

Trust created u/w/o                            170,817 (2)            35.2%
Lucile Stern f/b/o
Edward L. Stern

Edward L. Stern                                219,553 (3)            47.8%
5960 Central Avenue, Suite H
St. Petersburg, Florida  337307

Franklin Mutual Advisers Inc.                   88,047 (4)            18.1%
51 John F. Kennedy Parkway
Short Hills, NJ  07078

Robert S. Krupp                                  1,000                  *
166 Cross Ridge Road
New Canaan, CT  06840

Harry Brill-Edwards                                 --                  *
1100 Arcadian Way
Fort Lee, NJ  07024

Edward A. Stern                                 12,128                 2.5%
30 Park Lane
Essex Falls, NJ  07021

Michael D. Stern                                12,127                 2.5%
412 Oxford Court
Ridgewood, NJ  07450

All directors and officers of the              244,808                50.4%
Company as a group (5 persons)
* Less than 1%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has sole voting or investment power or has the right to acquire within 60 days after October 17, 1997. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Edward L. Stern, Chairman of the Board and President of the Company, is trustee of the Trust created under the Will of Lucile M. Stern for the benefit of Edward L. Stern and in such position exercises sole voting and investment power with respect to the shares of the Company held of record by the Trust (see "Executive Compensation and other Information").

(3) This figure includes 170,817 shares held in the Trust (see note 2 above). This figure does not include 32,383 shares of Common Stock beneficially owned by four children of Mr. Stern, as to which Mr. Stern disclaims beneficial ownership. Mr. Stern has sole voting and investment power with respect to the 48,736 shares held in his own name as well as the shares beneficially owned by the Trust.

(4) This information is based upon the information disclosed in Schedule 13F filed by Franklin Mutual Advisers Inc. ("FMAI") with the Securities and Exchange Commission as of June 30, 1997. FMAI is the investment adviser to the Franklin Mutual Series Fund Inc. ("FMSFI"), an open-end investment company registered under the Investment Company Act of 1940. FMSFI is the legal owner of the shares of common stock reflected above as being beneficially owned by FMAI. Pursuant to investment advising agreements with FMSFI, FMAI has sole investment discretion and voting authority with respect to such securities.



                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The By-laws of the Company provide that the Board of Directors shall consist of not less than three directors and subject to this limitation, the number of directors may be fixed from time to time by action of the stockholders or the directors. The Board of Directors by resolution has set the number of directors at five.

         The following table sets forth information concerning the Company's nominees for election to the Board of Directors. If any of the nominees become unable or for good cause will not serve, the persons named in the enclosed proxy will vote in accordance with their best judgment. The Company expects all nominees to be willing and able to serve. Directors of the Company serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

                                                                         Director of        Age as of
                                            Principal                    the Company       October 17,
                                           Occupation                        Since             1997
                                           ----------                    -----------       -----------
Edward L. Stern             Chairman of the Board and President of           1968                67
                            the Company

Robert S. Krupp             Financial Consultant                             1989                46

Harry Brill-Edwards         President, Gas Turbine Consulting                1994                55

Edward A. Stern             Vice-President, Kreisler Industrial              1994                36
                            Corporation

Michael D. Stern            Vice-President, Kreisler Industrial              1994                31
                            Corporation

         Except for Robert S. Krupp and Harry Brill-Edwards each of the nominees is an executive officer of the Company or its wholly owned subsidiary, Kreisler Industrial Corporation, and has had the same principal occupation or employment for the past five years. Edward A. Stern and Michael D. Stern are the sons of Edward L.
Stern.

         Mr. Edward L. Stern joined the Company in 1948, and has been a director since 1968. In 1972, he became Chairman, President and Chief Executive Officer and continues to hold these positions currently.

         Mr. Krupp has been a financial consultant since 1988. From May 1987 until October 1988, Mr. Krupp was a Partner/Consultant with the Canaan Group, Ltd., a venture capital consulting firm. From May 1985 until May 1987, Mr. Krupp was a self-employed financial consultant and from December 1980 until May 1985, Mr. Krupp was Vice President-Finance of Kinetics Technology International, Inc., an engineering firm.

         Mr. Brill-Edwards is the President of Gas Turbine Consultants, a technology, marketing and planning consulting company that he founded in 1993. From 1966 to 1993 Harry Brill-Edwards worked for Chromalloy Gas Turbine Corporation. He became President of the Chromalloy Research and Technology Division in 1979. In 1987 he was promoted to Chief Operating Officer of Chromalloy Gas Turbine Corporation with full responsibility for Chromalloy's worldwide operations comprising 28 divisions.

         Edward A. Stern joined the Company in 1991, and is currently Vice President of Administration, responsible for sales, purchasing, production control and estimating. Prior to joining Kreisler, his experience included five years with American Airlines in the Corporate Finance area.

         Michael D. Stern joined the Company in 1990, and is currently Vice President of Operations, responsible for sales, manufacturing, engineering quality and estimating. Prior to joining Kreisler, he was a marketing representative for Aetna Life and Casualty and a member of their Connections Executive Training program.

Required Vote

         The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the total annual compensation paid or accrued by the Company for services in all capacities for the Chief Executive Officer. No other executive officer of the Company exceeded $100,000 in compensation (salary and bonus) during the fiscal year ended June 30, 1997.

                   Name and
              Principal Position                Year             Salary ($)
              ------------------                ----             ----------

Edward L. Stern                                 1997              130,000
President-and Chief Executive Officer           1996              130,000
                                                1995              130,000

Compensation of Directors

         Each director of the Company who is not an officer receives a fee of $10,000 per year. Directors who are employees of the Company do not receive additional compensation for their services as directors of the Company. Harry Brill-Edwards, a director, received $42,988 in compensation as a consultant.

Employment Contracts and Change of Control Agreements

         The Company currently has no employment contracts with any of the executive officers of the Company, and the Company has no compensatory plans or arrangements with such executive officers where the amount to be paid exceeds $100,000 and which are activated upon resignation, termination, or retirement of any such executive officer upon a change of control of the Company.


                                  PROPOSAL TWO

                APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN

         In August 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan (the "1997 Plan"), subject to approval by the stockholders of the Company. Pursuant to the 1997 Plan, stock options may be granted which qualify under the Code as incentive stock options as well as stock options that do not qualify as incentive stock options or are designated as not intended to so qualify ("Non-Qualified Options"). All officers and other key employees, and directors of and important consultants to the Company or any current or future subsidiary corporation are eligible to receive options under the 1997 Plan.

         The Board of Directors recommends that the 1997 Plan be approved because it believes that the 1997 Plan will advance the interest of the Company and its stockholders by strengthening the Company's ability to attract, retain and motivate officers and other key employees, and directors and important consultants.

         Set forth below is a summary of the provisions of the 1997 Plan. This summary is qualified and amplified in its entirety by the detailed provisions of the text of the actual 1997 Plan set forth as Exhibit A to this Proxy Statement, all of which is incorporated herein.

Purpose

         The purpose of the 1997 Plan is to provide additional incentive to employees of the Company by encouraging them to invest in the Company's Common Stock and thereby acquire a proprietary interest in the Company and an increased personal interest in the Company's continued success and progress.

Required Vote

         The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting is required to approve the 1997 Plan.

Administration

         The 1997 Plan will be administered either by the Company's Board of Directors or an Option Committee ("Committee") appointed by the Board of Directors. The term "Committee," as used herein, shall refer to either the Company's Board of Directors or such Option Committee, depending upon who is administering the Plan. The Committee determines, among other things, which officers, key employees, directors and important consultants receive an option or options under the 1997 Plan, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, the number of shares subject to each option, the rate of option exercisability, and, subject to certain other provisions to be discussed below, the option price and duration of the option.

         The Committee may, in its discretion, amend or supplement any of the option terms hereafter described, provided that if an incentive stock option is granted under the 1997 Plan, the option as amended or supplemented continues to be an incentive stock option.

Aggregate Number of Shares

         The aggregate number of shares which may be issued upon the exercise of options under the 1997 Plan is 70,000 shares of Common Stock. In the event of any change in the capitalization of the Company, such as by stock dividend, stock split or what the Board of Directors deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under the 1997 Plan will be appropriately adjusted in a manner determined in the sole discretion of the Board of Directors. Reacquired shares of the Company's Common Stock, as well as unissued shares, may be used for the purpose of the 1997 Plan. Common Stock of the Company subject to options which have terminated unexercised, either in whole or in part, will be available for future options granted under the 1997 Plan. If the contemplated four-for-one stock split is approved and becomes effective, the aggregate number of shares which may be issued under the 1997 Plan will be increased from 70,000 to 280,000 shares.

Option Price

         The option price for options issued under the 1997 Plan must be at least equal to 100% of the fair market value of the Common Stock as of the date the option is granted. The fair market value is determined by the last reported sale price of a share of the Company's Common Stock on any stock exchange on which such stock is then listed or admitted to trading, or on the NASDAQ National Market System or SmallCap NASD, or if the Common Stock is not then so listed or trading, a price determined in good faith by the Committee to equal the fair market value.

Payment

         Payment of the option price on exercise of options granted under the 1997 Plan may be made in (a) cash and includes cash received from a stock brokerage firm in a so-called "cashless exercise", (b) (unless prohibited by the Board of Directors) Common Stock of the Company which will be valued by the Secretary of the Company at its fair market value or (c) (unless prohibited by the Board of Directors) any combination of cash and Common Stock of the Company valued as provided in clause (b).

         Under the terms of the 1997 Plan, the Board has interpreted the provision of the 1997 Plan which allows payment of the option price in Common Stock of the Company to permit the "pyramiding" of shares in successive exercises. Thus, an optionee could initially exercise an option in part, acquiring a small number of shares of Common Stock, and immediately thereafter effect further exercises of the option, using the Common Stock acquired upon earlier exercises to pay for an increasingly greater number of shares received on each successive exercise. This procedure could permit an optionee to pay the option price by using a single share of Common Stock or a small number of shares of Common Stock and to acquire a number of shares of Common Stock having an aggregate fair market value equal to the excess of (a) the fair market value (as determined above) of all shares to which the option relates over (b) the aggregate exercise price under the option. A vote in favor of Proposal Two is also a vote in favor of this interpretation.

Exercisability

         Except as otherwise described below, none of the options granted under the 1997 Plan may be exercised during the first year after the date granted. On and after one year and prior to two years after the date granted, up to 33 1/3 % of the options granted may be exercised; each succeeding year thereafter, the option may be exercised for up to an additional 33 1/3% of the total number of shares subject to the option minus the number of shares previously purchased by exercise of the option; on or after three years and prior to ten years from the date granted, up to 100% of the options granted may be exercised. In the event of a "change in control" of the Company, as defined in the 1997 Plan, each optionee may exercise the total number of shares then subject to the option. Consequently, the approval of the 1997 Plan may be deemed to have certain "anti-takeover" and "anti-greenmail" effects. The Committee has the authority to provide for a different rate of option exercisability for any optionee.

Option Expiration and Termination

         Unless terminated earlier by the option's terms, all options expire ten years after the date they are granted (except for incentive stock options granted to individuals described in Section 422 (b)(6) of the Internal Revenue Code of 1986, as amended, which have a five year term).

         Options terminate three months (but not later than the scheduled termination date) after the date on which employment is terminated (whether such termination be voluntary or involuntary) other than by reason of death or disability. The option terminates one year from the date of termination of employment due to death or disability (but not later than the scheduled termination date).


Non-Transferability

         Options granted pursuant to the 1997 Plan are not transferable, except by Will or the laws of descent and distribution in the event of death. During an optionee's lifetime, the option is exercisable only by the optionee, including, for this purpose, the optionee's legal guardian or custodian in the event of disability.

Amendment or Termination; Plan Expiration

         The Company's Board of Directors has the right at any time, and from time to time, to amend, supplement, suspend or terminate the 1997 Plan, without stockholder approval, except to the extent that stockholder approval of the 1997 Plan amendment or supplement is required by the Code to permit the granting of incentive stock options under the 1997 Plan. Any such action will not affect options previously granted. If the Board of Directors voluntarily submits a proposed amendment, supplement, suspension or termination for stockholder approval, such submission will not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for stockholder approval. Options may not be granted under the 1997 Plan after August 2007.

Option Grants

         The following table sets forth information concerning options issued to date under the 1997 Plan. No options have been exercised to date.

                                                                   Total
                           Name                               Options Granted              Exercise Price
                           ----                               ---------------              --------------
     Edward L. Stern                                              16,000                        $5.00

     Edward A. Stern                                               4,000                        $5.00

     Michael D. Stern                                              4,000                        $5.00

     Robert Krupp                                                  2,000                        $5.00

     Harry Brill-Edwards                                           2,000                        $5.00

     All Executive Officers and
        Directors as a Group                                      28,000                        $5.00

     All Employees,  other than Executive Officers and
     Directors, as a Group                                         7,000                        $5.00


Federal Income Tax Consequences

         THE FOLLOWING INFORMATION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE 1997 PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND THE REGULATIONS ADOPTED PURSUANT THERETO. THE PROVISIONS OF THE CODE DESCRIBED IN THIS SECTION INCLUDE CURRENT TAX LAW ONLY AND DO NOT REFLECT ANY PROPOSALS TO REVISE CURRENT TAX LAW.

Incentive Stock Options

         Generally, under the Code, an optionee will not realize taxable income by reason of the grant or the exercise of an incentive stock option ("Incentive Option") (see, however, discussion of Alternative Minimum Tax below). If an optionee exercises an Incentive Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. The reduced rate of tax on certain net capital gains added to the Code by the Taxpayer Relief Act of 1997 requires a holding period of more than 18 months. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over
(2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to spouses). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

         The exercise of an Incentive Option may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Option, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition. Effective January 1, 1994, the Revenue Reconciliation Act of 1994 replaced the 24% alternative minimum tax rate on individuals with a two-tier alternative minimum tax rate having an initial rate of 26% and a second-tier rate of 28% on alternative minimum taxable income over $175,000.


         An optionee who surrenders shares as payment of the exercise price of his Incentive Option generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option, is, however, a "disposition" of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

         Under the Code, all of the shares received by an optionee upon exercise of an

Incentive Option by surrendering shares will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Options

         Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of Non-Qualified Options granted pursuant to the 1997 Plan. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that the Company complies with applicable withholding rules.

         Upon the sale of stock acquired by exercise of a Non-Qualified Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. Under current law, net capital gains (net long term capital gain less net short term capital loss) is subject to a maximum rate of 28%. The reduced rate of tax on certain net capital gains added to the Code by the Taxpayer Relief Act of 1997 requires a holding period of more than 18 months. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

         An optionee who surrenders shares in payment of the exercise price of a

Non-Qualified Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Option and the delivery of such shares is a disqualifying disposition. See "Federal Income Tax Consequences - Incentive Stock Options". The optionee will recognize ordinary income on the exercise of the Non-Qualified Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Limitation on Company's Deduction

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

         Section 162(m) of the Code will generally limit to $1,000,000 the Company's federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not "performance based." Under Treasury regulations, a stock option will, in general, qualify as "performance based" compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the stockholders entitled to vote thereon, and (iii) is granted by a compensation committee consisting solely of at least two outside directors (as defined in Section 162(m)). If a stock option to an executive is not "performance-based", the amount that would otherwise be deductible by the Company in respect of such stock option will be disallowed to the extent that the executive's aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000.

Reasons for Stockholder Approval

         There are two reasons for seeking stockholder approval of the proposed 1997 Plan. The first reason is to satisfy requirements of the Code which require stockholder approval of the 1997 Plan to permit options granted to qualify as incentive stock options to the extent so designated and to permit the 1997 Plan to meet the requirements of Section 162(m) of the Code applicable to performance-based compensation. The second reason is to satisfy the requirements of Rule 16b-3 under the Exchange Act, which include stockholder approval. If the requirements of Rule 16b-3 are satisfied, then neither the grant of an option under the 1997 Plan, nor, subject to certain conditions, the transfer of shares to pay an option price under the 1997 Plan, will trigger the provisions of
Section 16(b) of the Exchange Act regarding "short-swing" profits.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1997 PLAN.


                                 PROPOSAL THREE


              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
                     IN CONNECTION WITH A FOUR-FOR-ONE SPLIT
                          OF THE COMPANY'S COMMON STOCK

         On August 25, 1997 the Nasdaq Stock Market announced new listing requirements for issuers whose securities are listed on the Nasdaq Small Cap Market, the market in which the Company's securities are traded. Included among the changes is a requirement that to be eligible for continued listing on the Nasdaq Small Cap Market, issuers have a public float of no less than 500,000 shares held directly or indirectly by persons other than any officer or director of the issuer and any other person who is the beneficial owner of more than 10% of the issuer's total shares outstanding. At September 17, 1997, the Company's public float was 129,402 shares, less than the minimum 500,000 shares required for continued listing on the Nasdaq Small Cap Market.

         The Board of Directors of the Company has determined that it is in the Company's best interests that its shares of Common Stock continue to be listed on the Nasdaq Small Cap Market. Accordingly, as a means to increase the public float of the Company's Common Stock, on September 29 ,1997, the Board of Directors declared a four-for-one stock split of the Company's Common Stock, $0.50 par value. Upon completion of the four-for-one stock split, the Company's total outstanding shares will increase from 485,512 shares to 1,942,048 shares, and the Company's public float will increase from 129,402 shares to 517,608 shares, thereby allowing the Company to be in compliance with the Nasdaq public float continued listing requirement. The Board of Directors established November 25, 1997 as the record date for stockholders to be eligible to receive the additional shares to be distributed as a result of the four-for-one stock split.

         The Board of Directors declaration of the four-for-one stock split of the Company's Common Stock was made subject to the approval by the Company's stockholders of an amendment to the Company's Certificate of Incorporation which reduces the par value of the Common Stock from $0.50 to $0.125 per share. A reduction in the par value of the Company's Common Stock is necessary to assure that the four-for-one stock split accomplishes no more than an increase in the outstanding shares of Common Stock available for trading and has no effect on the Company's stated capital or capital in excess of par value. Pursuant to the Delaware General Corporation Law, the Company must solicit and receive stockholder approval from a majority of the holders of the outstanding Common Stock to approve a change in par value, which is set forth in the Company's Certificate of Incorporation.

         The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date will be required to approve the amendment to the Certificate of Incorporation. The effect of an abstention is the same as that of a vote against the proposal. If the amendment is not approved, the Company's par value will not change and the stock split will not be effected.


THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION.

                                                                       EXHIBIT A

                       KREISLER MANUFACTURING CORPORATION

                             1997 STOCK OPTION PLAN

         1.       Purpose of Plan

         The purpose of this 1997 Stock Option Plan (the "Plan") is to provide additional incentive to officers, other key employees, and directors of, and important consultants to, Kreisler Manufacturing Corporation, a Delaware Corporation (the "Company"), and each present or future parent or subsidiary corporation, by encouraging them to invest in shares of the Company's common stock, $.50 par value per share ("Common Stock"), and thereby acquire a proprietary interest in the Company and an increased personal interest in the Company's continued success and progress.

         2.       Aggregate Number of Shares

         70,000 shares of the Company's Common Stock shall be the aggregate number of shares which may be issued under this Plan. Notwithstanding the foregoing, in the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Committee (defined in Section 4(a)), deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under this Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Committee. Reacquired shares of the Company's Common Stock, as well as unissued shares, may be used for the purpose of this Plan. Common Stock of the Company subject to options which have terminated unexercised, either in whole or in part, shall be available for future options granted under this Plan.

         3.       Class of Persons Eligible to Receive Options

         All officers and key employees of the Company and of any present or future Company parent or subsidiary corporation are eligible to receive an option or options under this Plan. All directors of, and important consultants to, the Company and of any present or future Company parent or subsidiary corporation are also eligible to receive an option or options under this Plan. The individuals who shall, in fact, receive an option or options shall be selected by the Committee, in its sole discretion, except as otherwise specified in Section 4 hereof. No individual may receive options under this Plan for more than the total number of shares of the Company's Common Stock authorized for issuance under this Plan.

         4.       Administration of Plan


         (a) This Plan shall be administered either by the Company's Board of Directors or an Option Committee appointed by the Company's Board of Directors. The term "Committee," as used herein, shall refer to either the Company's Board of Directors or such Option Committee, depending upon who is administering the Plan. The Committee shall, in addition to its other authority and subject to the provisions of this Plan, determine which individuals shall in fact be granted an option or options, whether the option shall be an Incentive Stock Option or a Non-Qualified Stock Option (as such terms are defined in Section 5(a)), the number of shares to be subject to each of the options, the time or times at which the options shall be granted, the rate of option exercisability, and, subject to Section 5 hereof, the price at which each of the options is exercisable and the duration of the option.

                  (b) The Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the right to construe the Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Committee or the Board of Directors shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of an authority or discretion granted in connection with the Plan to a Committee or the Board of Directors, or for the acts or omissions of any other members of a Committee or the Board of Directors. Subject to the numerical limitations on Committee membership set forth in
Section 4(a) hereof, the Board of Directors may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board of Directors, if it so desires.

         5.       Incentive Stock Options and Non-Qualified Stock Options

                  (a) Options issued pursuant to this Plan may be either Incentive Stock Options granted pursuant to Section 5(b) hereof or Non-Qualified Stock Options granted pursuant to Section 5(c) hereof, as determined by the Committee. An "Incentive Stock Option" is an option which satisfies all of the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, and a "Non-Qualified Stock Option" is an option which either does not satisfy all of those requirements or the terms of the option provide that it will not be treated as an Incentive Stock Option. The Committee may grant both an Incentive Stock Option and a Non-Qualified Stock Option to the same person, or more than one of each type of option to the same person. The option price for options issued under this Plan shall be equal at least to the fair market value (as defined below) of the Company's Common Stock on the date of the grant of the option. The fair market value of the Company's Common Stock on any particular date shall mean the last reported sale price of a share of the Company's Common Stock on any stock exchange on which such stock is then listed or admitted to trading, or on the

NASDAQ National Market System or Small Cap NASDAQ, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the NASDAQ National Market System or Small Cap NASDAQ, or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined in good faith by the Committee to equal the fair market value per share of the Common Stock.

                  (b) Subject to the authority of the Committee set forth in
Section 4(a) hereof, Incentive Stock Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix I hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Incentive Stock Options shall not be exercisable after the expiration of ten years from the date such options are granted, unless terminated earlier under the terms of the option, except that options granted to individuals described in Section 422(b)(6) of the Code shall conform to the provisions of Section 422(c)(5) of the Code. At the time of the grant of an Incentive Stock Option hereunder, the Committee may, in its discretion, amend or supplement any of the option terms contained in Appendix I for any particular optionee, provided that the option as amended or supplemented satisfies the requirements of Section 422 of the Code and the regulations thereunder. Each of the options granted pursuant to this Section 5(b) is intended, if possible, to be an "Incentive Stock Option" as that term is defined in Section 422 of the Code and the regulations thereunder. In the event this Plan or any option granted pursuant to this Section 5(b) is in any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an Incentive Stock Option, this Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

                  (c) Subject to the authority of the Committee set forth in
Section 4(a) hereof, Non-Qualified Stock Options issued to officers and other key employees pursuant to this Plan shall be issued substantially in the form set forth in Appendix II hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Subject to the authority of the Committee set forth in
Section 4(a) hereof, Non-Qualified Stock Options issued to directors and important consultants pursuant to this Plan shall be issued substantially in the form set forth in Appendix III hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth therein. Non-Qualified Stock Options shall expire ten years after the date they are granted, unless terminated earlier under the option terms. At the time of granting a Non-Qualified Stock Option hereunder, the Committee may, in its discretion, amend or supplement any of the option terms contained in Appendix II or Appendix III for any particular optionee.

                  (d) Neither the Company nor any of its current or future parent, subsidiaries or affiliates, nor their officers, directors, shareholders,

stock option plan committees, employees or agents shall have any liability to any optionee in the event (i) an option granted pursuant to Section 5(b) hereof does not qualify as an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder; (ii) any optionee does not obtain the tax treatment pertaining to an Incentive Stock Option; or (iii) any option granted pursuant to Section 5(c) hereof is an "Incentive Stock Option."

         6.       Amendment, Supplement, Suspension and Termination

                  Options shall not be granted pursuant to this Plan after the expiration of ten years from the date the Plan is adopted by the Board of Directors of the Company. The Board of Directors reserves the right at any time, and from time to time, to amend or supplement this Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors; provided, however, that such action shall not affect options granted under the Plan prior to the actual date on which such action occurred. If an amendment or supplement of this Plan is required by the Code or the regulations thereunder to be approved by the shareholders of the Company in order to permit the granting of "Incentive Stock Options" (as that term is defined in Section 422 of the Code and regulations thereunder) pursuant to the amended or supplemented Plan, such amendment or supplement shall also be approved by the shareholders of the Company in such manner as is prescribed by the Code and the regulations thereunder. If the Board of Directors voluntarily submits a proposed amendment, supplement, suspension or termination for shareholder approval, such submission shall not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

         7.       Effectiveness of Plan

                  This Plan shall become effective on the date of its adoption by the Company's Board of Directors, subject however to approval by the holders of the Company's Common Stock in the manner as prescribed in the Code and the regulations thereunder. Options may be granted under this Plan prior to obtaining shareholder approval, provided such options shall not be exercisable until shareholder approval is obtained.

         8.       General Conditions

                  (a) Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Company or any affiliated or subsidiary corporation or interfere in any way with the rights of the Company or any affiliated or subsidiary corporation to terminate his employment in any way.

                  (b) Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any director or consultant the right to continue as a director of, or consultant to, the Company or any affiliated or subsidiary corporation or interfere in any way with the rights of the Company or any affiliated or subsidiary corporation, or their respective shareholders, to terminate the directorship of any such director or the consultancy relationship of any such consultant.

                  (c) Corporate action constituting an offer of stock for sale to any person under the terms of the options to be granted hereunder shall be deemed complete as of the date when the Committee authorizes the grant of the option to the such person, regardless of when the option is actually delivered to such person or acknowledged or agreed to by him.

                  (d) The terms "parent corporation" and "subsidiary corporation" as used throughout this Plan, and the options granted pursuant to this Plan, shall (except as otherwise provided in the option form) have the meaning that is ascribed to that term when contained in Section 422(b) of the Code and the regulations thereunder, and the Company shall be deemed to be the grantor corporation for purposes of applying such meaning.

                  (e) References in this Plan to the Code shall be deemed to also refer to the corresponding provisions of any future United States revenue law.

                  (f) The use of the masculine pronoun shall include the feminine gender whenever appropriate.